Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant

[X]

Filed by a party other than the registrant

[   ]

Check the appropriate box:

[    ]

Preliminary Proxy Statement

[    ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X]

Definitive Proxy Statement

[    ]

Definitive Additional Materials

[    ]

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WATSON WYATT & COMPANY HOLDINGS

(Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X]

No fee required

[    ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11:

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[    ]

Fee paid previously with preliminary materials

[    ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

Watson Wyatt & Company Holdings

1717 H Street, N.W.
Washington, D.C. 20006
Telephone: 202-715-7000
Fax: 202-715-7960

October 18, 2002

Dear Fellow Stockholder:

            You are cordially invited to attend our Annual Meeting of Stockholders that will be held this year at the Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817 on Monday, November 18, 2002 at 9:30 a.m. (EST). On the following pages you will find the notice of the 2002 Annual Meeting of Stockholders and the accompanying proxy statement.

            Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Accordingly, please return your proxy as soon as possible.

Sincerely,

John J. Haley
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 18, 2002

The third Annual Meeting of Stockholders of Watson Wyatt & Company Holdings (the “Company” or “Watson Wyatt”), a Delaware corporation, will be held on Monday, November 18, 2002 at 9:30 a.m. (EST), at the Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, for the following purposes:

I.

To elect five Class II members of the board of directors of the Company to serve for a three-year term, expiring at the 2005 Annual Meeting of Stockholders or until the election and qualification of their successors (Proposal 1); and

II.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The close of business on October 4, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WE STRONGLY URGE YOU TO REVIEW THE PROXY STATEMENT AND TO COMPLETE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE (IF YOU HAVE RECEIVED YOUR PROXY MATERIALS BY MAIL), OR VOTE YOUR PROXY VIA TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

By order of the Board of Directors

Walter W. Bardenwerper
Vice President, General Counsel and Secretary

Washington, D.C.
October 18, 2002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 18, 2002

This proxy statement, notice of the 2002 Annual Meeting of Stockholders and accompanying proxy are being furnished to you as a stockholder of Watson Wyatt & Company Holdings (the “Company” or “Watson Wyatt”), a Delaware corporation, on or about October 18, 2002, in connection with the Annual Meeting of Stockholders of the Company to be held on November 18, 2002, at the time and place and for the purposes set forth in the accompanying notice of the meeting.

The Company’s board of directors is making this proxy solicitation. All shares of the Company’s current class A and class B common stock represented by properly executed and unrevoked proxies received by ADP Investor Communication Services, the vendor selected by the Company to tabulate the vote, prior to the annual meeting will be voted. The deadline for telephone or internet voting is 11:59 p.m. (EST) on Sunday, November 17, 2002.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Stockholders of record at the close of business on October 4, 2002, are entitled to notice of and to vote the shares of class A common stock, $.01 par value, and the shares of class B-2 common stock, $.01 par value, held by them on such date, at the annual meeting or any and all postponements or adjournments thereof. On October 4, 2002, there were 32,896,510 shares of common stock outstanding and entitled to vote at the annual meeting, consisting of 20,151,495 shares of class A, and 12,745,015 shares of class B-2 common stock. The class A and class B-2 common stock are the Company’s only classes of outstanding voting securities and will vote as a single class on all matters to be presented and for each director to be elected at the annual meeting. Each share of class A common stock and class B-2 common stock entitles the holder thereof to one vote on each matter and for each director to be elected. On October 16, 2002 all class B-2 shares automatically converted to class A shares.

If the accompanying proxy card is properly signed and returned in the enclosed envelope (applicable to stockholders who have received their proxy materials by mail), or voted via telephone or internet and not revoked, it will be voted. Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy will vote for the board of directors’ nominees for directors and will vote in their own discretion as to any other matters that may properly come before the annual meeting. You may revoke your proxy at any time before it is exercised by filing with the Secretary of the Company, at 1717 H Street, N.W., Washington, D.C. 20006, a revocation notice or a duly executed proxy to vote your shares bearing a later date. If you are a stockholder of record, and you attend the annual meeting and vote in person, your power to vote by proxy will be suspended.

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding at the close of business on October 4, 2002 will constitute a quorum.

Submitted proxies reflecting broker non-votes (defined as shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers) or abstentions, will be deemed present at the annual meeting in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the other issues requiring approval of a majority of the votes cast. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

A list of stockholders will be available for inspection at least ten days prior to the annual meeting at the Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006.

CORPORATE INFORMATION

Initial Public Offering

In October 2000, we completed an initial public offering (“IPO”) of our class A common stock. In conjunction with that offering, we reorganized our corporate structure by merging Watson Wyatt & Company with a wholly-owned subsidiary of the Company. As a result, Watson Wyatt & Company became a wholly-owned subsidiary of the Company.

At the time of the reorganization, each share of Watson Wyatt & Company’s redeemable common stock was converted into one share of class B-1 common stock and one share of class B-2 common stock of the Company. The class B common stock was divided into two classes to accommodate two different transfer restriction periods, which may be waived by the board of directors. The class B shares automatically convert into class A common stock following the expiration or waiver of the respective transfer restriction periods. The Company waived the transfer restriction on a total of 1,559,250 class B-1 and 1,559,250 class B-2 shares to allow for conversion into the class A shares for sale in the IPO.

Secondary Public Offering

In June 2001, we completed a secondary public offering of our class A common stock. In conjunction with this offering, the board of directors waived the transfer restrictions on a total of 3,288,215 class B-1 shares to allow for conversion into class A shares sold by selling stockholders.

Automatic Conversions

A total of 9,956,140 class B-1 shares were automatically converted to class A shares upon the expiration of the twelve-month transfer restrictions on October 16, 2001. Transfer restrictions on 10,193,509 class B-2 shares expired on October 16, 2002.

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PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that the number of directors shall be not less than seven nor more than twenty-five and give the board of directors the authority to determine the actual number of directors within that limit. The board of directors currently consists of fifteen members. In accordance with our Amended and Restated Certificate of Incorporation, the board of directors is divided into three classes, designated Class I, Class II and Class III. There are five directors in Class II, whose two-year terms will expire at the 2002 annual meeting.

Five Class II directors are to be elected at the annual meeting, and each will serve a three-year term until the 2005 Annual Meeting of Stockholders, or until a successor is elected or appointed and qualified, or until such director’s earlier resignation or removal. The board of directors has nominated the five nominees named below for election as directors. Two of the nominees, Messrs. Gabarro and Haley, currently serve on the Company’s board of directors. The remaining nominees, Linda D. Rabbitt, Gene H. Wickes and John C. Wright, have been nominated to fill the three directorships currently held by Eric P. Lofgren, Kevin L. Meehan, and Charles P. Wood, Jr., who will not stand for reelection pursuant to the Company’s board rotation policy.

In addition, Barbara Hackman Franklin has announced her intention to retire from Class III of the board of directors in November, 2002. The board of directors has appointed John B. Shoven to fill the vacancy that will result from Ms. Franklin’s departure.

Nominees John J. Gabarro John J. Haley Linda D. Rabbitt Gene H. Wickes John C. Wright	Length of Term Three-year term, expiring at the 2005 Annual Meeting of Stockholders.

John J. Gabarro (age 63) has served as a director since 1999 and was previously a director from 1995 to 1998. Mr. Gabarro has been a professor at the Harvard Business School since 1972. Mr. Gabarro is the UPS Foundation Professor of Human Resource Management and chair of the Advanced Management Program at the Harvard Business School where he has also taught in Harvard’s MBA and Owner-President Management Programs. He has also served as faculty chair of Harvard’s International Senior Management Program and twice as chair of its Organizational Behavior Unit. Mr. Gabarro has an M.B.A. and a Ph.D. from Harvard University.

John J. Haley (age 52) has served as President and Chief Executive Officer since January 1, 1999, Chair of the Board since 2002, and as a director since 1992, and is a member of the Watson Wyatt LLP Partnership Board. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer, he was the Global Director of the Benefits Group. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

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Linda D. Rabbitt (age 53) is the founder and owner of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. As owner and chief executive officer, she is responsible for overall company affairs including client services, business planning, and operational procedures. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbit was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982-1985. Ms. Rabbit is Chair of the Greater Washington Board of Trade. Ms. Rabbitt has a B.A. from the University of Michigan, Ann Arbor, and an M.A. from George Washington University.

Gene H. Wickes (age 50) has served as the West Division’s Practice Leader - Retirement since 1997. Mr. Wickes joined Watson Wyatt in 1996 as a senior consultant and consulting actuary. He assists clients with their retirement and executive benefit issues. Prior to joining Watson Wyatt, he spent 18 years with Towers Perrin, a human resources consulting firm, where he assisted organizations with welfare, retirement, and executive benefit issues. Mr. Wickes is a Fellow of the Society of Actuaries and has a B.S. in Mathematics and Economics, an M.S. in Mathematics and an M.S. in Economics from Brigham Young University.

John C. Wright (age 54) is a retired partner of the accounting firm Ernst & Young. He was with Ernst & Young for almost thirty years until his retirement in 2000. Mr. Wright has extensive expertise with complex financial accounting and reporting matters, including many years of experience working on matters before the Securities and Exchange Commission and the National Association of Securities Dealers. During the last ten years of Mr. Wright’s career at Ernst & Young, he spent much of his time on international matters. After Ernst & Young, he served briefly as the Chief Financial Officer of Teligent, a telecommunications company. Mr. Wright has a B.S. in accounting from the University of North Carolina.

The board of directors has nominated the five individuals listed above for election to the board of directors in Class II. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

If any nominee for a directorship is unable to serve as a director at the time of the annual meeting, the proxies may be voted for a substitute nominee selected by the board of directors. Management has no reason to believe, at this time, that any of the nominees listed above will be unable to serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the board of directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

The board of directors recommends that you vote FOR Proposal No. 1 to elect each of the five nominees listed above.

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The directors serving in Class I and Class III and their remaining terms are as follows: Class I:

Names Maureen E. Cotter R. Michael McCullough Sylvester J. Schieber Edward Manno Shumsky Paul N. Thornton	Length of Term Three-year term, two years remaining, expiring at the 2004 Annual Meeting of Stockholders.

Maureen E. Cotter (age 42) has served as Vice President and as a director since 2001. She joined the Company in 1994 as a senior consultant, Group and Health Care Practice in Michigan. In 1995, she served as the office practice leader, Group and Health Care in Michigan, and in 1997 became the regional practice leader, Group & Health Care in the Central Region. Since May 2001, she has served as the Global Practice Director, Group and Health Care. Prior to joining Watson Wyatt, Ms. Cotter was a group benefits consultant with William M. Mercer, an employee benefit and human resource consulting firm in Detroit. Previously, she was a team leader in both the national accounts and major accounts actuarial/underwriting divisions of a leading health insurer. Ms. Cotter holds a B.S. in Mathematics from the University of Michigan, and is an Associate of the Society of Actuaries.

R. Michael McCullough (age 63) has served as a director since 1996. Mr. McCullough is the retired Chairman of the management consulting firm of Booz, Allen & Hamilton. He joined Booz, Allen & Hamilton in 1965 as a consultant, was elected a partner in the firm in 1971, became Managing Partner of the firm’s Technology Center and was elected to the position of Chairman in 1984. Mr. McCullough is a member of the board of Capital Auto Real Estate Investment Trust, an automobile property real estate investment trust. Mr. McCullough has a B.S. in Electrical Engineering from the University of Detroit.

Sylvester J. Schieber (age 56) has served as Vice President and as a director since 2001. He has served as Vice President of Watson Wyatt & Company and Director of the Watson Wyatt Research and Information Center (RIC) since 1983, when he joined the Company. Mr. Schieber previously served as a director of Watson Wyatt & Company from 1989 to 1996. From 1994 to 1996, he served on the Advisory Council on Social Security for the Clinton Administration. He is currently serving a six-year term on the Social Security Advisory Board, to which he was appointed by the U.S. Senate Majority Leader at the time. Mr. Schieber has served on the Board of the Pension Research Council of the Wharton School, University of Pennsylvania since 1985. He has authored or co-authored four books on retirement issues, including Fundamentals of Private Pensions (University of Pennsylvania Press) and The Real Deal: The History and Future of Social Security (Yale University Press), and he has co-edited four other volumes on a broad range of human resources issues. Mr. Schieber is a frequent speaker on pension and social security policy issues throughout the world. He has a Ph.D. in Economics from the University of Notre Dame.

Edward Manno Shumsky (age 53) has served as Vice President and as a director since 2001. He joined the Company in 1989 and has served as the managing consultant of its Miami office since 1998. From 1993 to 1997, Mr. Shumsky served as regional director of Marketing and Account Management for the Company’s southeast region based in Atlanta. From 1989 to 1993, he was director of Marketing and Business Development for the Company in its New York office. Prior to joining Watson Wyatt, Mr. Shumsky served as Executive Assistant and Counsel to the CEO of E.F. Hutton. He was also nominated by the White House as a Presidential Exchange Executive and served his exchange year at Merrill Lynch. From 1984 to 1987, Mr. Shumsky was Regional Director of the Federal Trade Commission’s New York Regional Office, where he was responsible for enforcing the

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antitrust and consumer protection laws of the United States in the New York/New Jersey region. Before that he was Assistant to the Director of the Bureau of Competition at the Federal Trade Commission in Washington, D.C. Mr. Shumsky has an A.B. degree from Muhlenberg College and a J.D. degree from the University of Maryland Law School. He is also a member of the Board of Visitors of the University of Maryland Law School.

Paul N. Thornton (age 52) has served as a director since 2000. He joined Watson Wyatt LLP (formerly Watson Wyatt Partners) in 1974, qualified as a Fellow of the Institute of Actuaries in 1975 and became a partner of the firm in 1977. Mr. Thornton has been the Senior Partner of Watson Wyatt LLP since May 2001. He was a Chairman of the Pensions Board of the Faculty and Institute of Actuaries in the U.K. from 1994 to 1996, Chairman of the Association of Consulting Actuaries from June 1997 until June 1998 and President of the Institute of Actuaries from July 1998 to July 2000. Mr. Thornton is a member of the Executive Committee of the International Actuarial Association, Chairman of the Pensions Committee of the Groupe Consultatif of European Actuaries, Chairman of the Committee of the International Actuarial Association dealing with the International Accounting Standard on Employee Benefits, and a member of the Committee of the International Association of Consulting Actuaries. He holds an honours degree in Mathematics from Oxford University.

Class III:

Name Elizabeth M. Caflisch Barbara Hackman Franklin David P. Marini John Philip S. Orbeta Gilbert T. Ray John B. Shoven (Appointed)	Length of Term Three-year term, one year remaining, expiring at the 2003 Annual Meeting of Stockholders.

Elizabeth M. Caflisch (age 48) has served as Vice President and as a director since 2000. She is a consulting actuary and has focused on this role for her clients for over 20 years. Ms. Caflisch has been the Retirement Practice Leader in our Washington, D.C. office since 1998. She joined Watson Wyatt in 1979 and is a Fellow of the Society of Actuaries and an Enrolled Actuary. She holds a B.A. in Mathematics and Economics from Trinity College.

Barbara Hackman Franklin (age 62) has served as a director since 2000. Ms. Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises, an international trade consulting and investment firm, since 1995. Ms. Franklin previously served as U.S. Secretary of Commerce in the George H.W. Bush Administration. Ms. Franklin is a director of four other companies: Aetna, Inc., a health insurance provider, The Dow Chemical Company, a chemical manufacturer, Milacron, Inc., a manufacturing technologies company, and MedImmune, Inc., a biotechnology company. Ms. Franklin is currently Chair of the Asian Studies Advisory Council at the Heritage Foundation, vice chair of the Atlantic Council, a director of the National Committee on United States-China Relations and the US-China Business Council. She is also a trustee of the Economic Club of New York and a member of the board of directors of the Associates of the Harvard Business School. Ms. Franklin graduated from Pennsylvania State University and holds an M.B.A. from the Harvard Business School. Ms. Franklin will retire from the board of directors of the Company in November, 2002.

David P. Marini (age 46) has served as Vice President since 1998, Global Director–eHR Group since 1997, and as a director since 2000. Prior to assuming his current responsibilities, he led several of the firm’s technology projects involving reengineering administrative client services. Prior to joining

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Watson Wyatt in 1994, Mr. Marini spent 13 years at the insurance company CIGNA Corporation, most recently as the President of the Iowa division of Trilog Inc., its wholly-owned 401(k) recordkeeping subsidiary. He was previously a CPA with the accounting firm Coopers & Lybrand. He has a B.S. in Business Administration from Western New England College.

John Philip S. Orbeta (age 41) has served as Vice President since 1998, as Global Director–Human Capital Group and Practice Director – Human Capital Group (Asia-Pacific) since 1999, and as a director since 2000. From 1991 to 2000, Mr. Orbeta served as managing consultant for Watson Wyatt’s Manila office. Prior to joining Watson Wyatt in April 1986, Mr. Orbeta was a faculty member of the Mathematics Department and director of Computer Education and Services at the Ateneo de Manila University. Mr. Orbeta is a member and Certified Compensation Professional (CCP) of WorldatWork (formerly the American Compensation Association) and is the first practitioner in the Philippines to have earned this designation. He is a member of the American, European and Australia/New Zealand Chambers of Commerce in the Philippines and the Personnel Management Association of the Philippines, and is a past President of the Compensation Management Society of the Philippines. Mr. Orbeta has a B.A. in Economics from Ateneo de Manila University in the Philippines.

Gilbert T. Ray (age 58) was served as a director since 2000. Mr. Ray was a partner of the law firm of O’Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades. He has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the boards of HMS Host Company, an airport and travel plaza concession provider, Automobile Club of Southern California, a provider of emergency road and travel services and insurance, three variable annuity funds of the SunAmerica managed by SunAmerica Asset Management, and Sierra Monolithics Inc., a semi-conductor chip company. Mr. Ray is also a trustee of The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray has a B.A. from Ashland University, an M.B.A. from Toledo University and a J. D. from Howard University School of Law.

Appointed Class III Director:

John B. Shoven (age 55) is a member of Stanford University’s Economics Department, where he holds the Charles R. Schwab Professorship. Dr. Shoven has been at Stanford since 1973, serving as Chairman of the Economics Department from 1986 to 1989, as Director of the Center for Economic Policy Research from 1989 to 1993, and as Dean of the School of Humanities and Sciences from 1993 to 1998. An expert on tax policy, Dr. Shoven was a consultant for the U.S. Treasury Department from 1975 to 1988. He has authored ten books dealing with pension policy, social security and taxation. Dr. Shoven is a member of the board of Cadence Design Systems, Inc. Dr. Shoven has a B.A. in Physics from the University of California, San Diego, and a Ph.D. in Economics from Yale University. In October 2002, Dr. Shoven was appointed by the board of directors of the Company to fill the vacancy in Class III that will result from Ms. Franklin’s departure from the board in November, 2002.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the board of directors. The Audit Committee’s principal responsibilities, as set forth in its charter, are to assist the board in overseeing the Company’s financial reporting process that is established and implemented by management. The Audit Committee also reviews information provided by the Company’s internal auditor, independent accountants and management concerning internal accounting procedures and controls. During fiscal year 2002, the Audit Committee was composed of four independent directors, Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough (Chair) and Gilbert T. Ray, all of whom meet the independence requirements of the New York Stock Exchange’s listing standards. The Audit Committee held eight meetings during fiscal year 2002.

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Report of the Audit Committee

Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. The Committee does not independently verify the information that it receives from management and the Company’s independent auditor, and the committee members are not engaged in the practice of accounting or auditing.

The Committee meets regularly with management and the Company’s independent auditor to review the Company’s financial statements, financial press releases and quarterly and annual SEC filings; to receive the independent auditor’s report of its review of the company’s interim financial statements and of significant developments in generally accepted accounting principles and financial reporting requirements; to discuss with management and the independent auditors the application of significant accounting policies; and to review with management and the independent auditors the Company’s internal controls and the activities of the Company’s internal auditor.

The Committee meets regularly in executive session, and also meets separately with (1) the independent auditor, (2) the Company’s chief financial officer, and (3) the Company’s internal auditor.

With respect to the Company’s audited financial statements for the fiscal year ended June 30 2002, the Audit Committee:

1.

Discussed with the independent auditors the scope and plan for their audit and also reviewed and discussed with management and the independent auditors the audited financial statements, as well as the auditors’ report concerning their examination of the Company’s audited financial statements.

2.	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.

Received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and discussed with the auditors their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended June 30, 2002, that was filed with the Securities and Exchange Commission.

Submitted by the Watson Wyatt & Company Holdings Audit Committee:

R. Michael McCullough – Chair
Barbara Hackman Franklin
John J. Gabarro
Gilbert T. Ray

Independent Auditors’ Fees

Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $676,979.

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Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended June 30, 2002.

All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under “Audit Fees,” for the fiscal year ended June 30, 2001, were $567,920. The majority of such fees related primarily to tax consultation.

Compensation Committee

The Compensation Committee is comprised of four independent directors. It oversees executive compensation policies, including the compensation of the chief executive officer (CEO), and oversees administration of the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees and the 2000 Long-Term Incentive Plan. The Compensation Committee currently is composed of Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough and Gilbert T. Ray (Chair). The Compensation Committee held four meetings during fiscal year 2002.

Executive Committee

The Executive Committee’s responsibilities include involvement at an early stage in any significant change in status of any Board member; consultation with the CEO regarding any significant change in the status of the Company’s Regional Managers, Practice Directors and key corporate staff; providing recommendations of nominees for membership in other board committees; and directing the Voluntary Deferred Compensation Plan for Non-Employee Directors. The Committee may act on behalf of the Board, as directed by the Board. It also approves the schedule of outside director fees recommended by the CEO, which is then approved by the board.  The Executive Committee has served as the nominating committee with respect to insider director candidates.  The Executive Committee currently is composed of Elizabeth M. Caflisch, John J. Haley, Eric P. Lofgren, Sylvester J. Schieber and Charles P. Wood, Jr. (Chair). The Executive Committee held seven meetings during fiscal year 2002.

Nominating Committee

The Nominating Committee is responsible for recruiting, evaluating and selecting potential director candidates to be recommended for consideration by the full Board. (The Executive Committee served in fiscal year 2002 as the nominating committee with respect to insider director candidates.) At this time, the Nominating Committee has not determined whether or not it will consider nominees recommended by stockholders. The Nominating Committee currently is composed of Barbara Hackman Franklin, John J. Gabarro, John J. Haley (Chair), R. Michael McCullough and Gilbert T. Ray. The Nominating Committee is a new committee of the board of directors and did not meet during fiscal year 2002.

Members of these committees may change after this annual meeting.

DIRECTORS’ MEETINGS

The board of directors conducted five meetings during fiscal year 2002. All directors attended 75% or more of the meetings of the board and the committees on which they served. None of the current directors who are employed by the Company is compensated separately for his or her services as a director or as a member of any committee of the board. The Amended and Restated Bylaws of the Company allow directors who are not active associates to receive compensation. In fiscal year 2002, independent directors of Watson Wyatt were paid a quarterly retainer of $6,250 plus $1,500 per day for board meetings, $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting), $2,000 per day for committee meetings if the independent director chaired that committee ($1,000 if held in conjunction with a board meeting), and $1,000 per day for other meetings. Telephone meetings of less than four hours duration were compensated at 40% of the applicable per day fee.

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In fiscal year 2002, the fees paid to independent directors were paid in cash and in shares of Watson Wyatt’s common stock. Watson Wyatt established the Voluntary Deferred Compensation Plan for Non-Employee Directors to enable independent directors who hold 3,000 or more shares of the Company’s common stock, at their election, to defer receipt of any or all of their director’s fees until they are no longer serving as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company concerning the shares of common stock beneficially owned, as of October 4, 2002, by (i) the directors during the last fiscal year and nominees for director of the Company; (ii) the executive officers named in the Summary Compensation Table herein under “Executive Compensation;” and (iii) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the common stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

	Number of Outstanding Shares Beneficially Owned on October 4, 2002
Name of Beneficial Owner (a)	Number and Class			Percent of Class (b)
	Class A	Class A (Options) (c)	Class B-2	Class A	Class B-2
John J. Haley	185,450	6,094	227,749	1.0%	1.8%
Eric P. Lofgren	114,462	3,200	109,365	*	*
Charles P. Wood, Jr	54,587	2,816	180,391	*	1.4%
David B. Friend, M.D. (d)	35,335	2,444	63,450	*	*
Kevin L. Meehan	39,464	1,280	89,560	*	*
Elizabeth M. Caflisch	40,465	1,512	53,756	*	*
John V. Caldarella	17,522	1,690	27,270
Maureen E. Cotter	6,608	960	25,200	*	*
Barbara Hackman Franklin	4,806	400	0	*	*
John J. Gabarro	7,500	400	7,500	*	*
Ira T. Kay	18,283	3,072	72,023	*	*
David P. Marini	37,685	2,560	34,500	*	*
R. Michael McCullough	7,500	400	7,500	*	*
John Philip S. Orbeta	26,755	898	26,755	*	*
Gilbert T. Ray	3,619	400	0	*	*
Edward Manno Shumsky	34,989	1,398	40,373	*	*
Sylvester J. Schieber	60,310	2,062	120,000	*	*
Paul N. Thornton (e)	15,707	0	0	*	*
Linda D. Rabbitt	0	0	0
John B. Shoven	0	0	0
Gene H. Wickes	21,108	2,080	16,650
John C. Wright	0	0	0
All directors and executive
officers as a group: 27	872,345	41,924	1,369,935	4.5%	10.75%

(a)	Unless noted otherwise, the address for each of the beneficial owners identified in this table is Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20006.
(b)	Beneficial ownership of 1% or less of all of the outstanding common stock in each class is indicated with an asterisk.
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(c)	Options granted under the 2000 Long-Term Incentive Plan that are exercisable on or within 60 days after October 4, 2002.
(d)

Included in the totals for Dr. Friend are the following numbers of shares held in trust for the benefit of family members or by other entities they control: 15,000 class A shares and 30,000 class B-2 shares. Dr. Friend was a director during the last fiscal year, until November 5, 2001.

(e)

Watson Wyatt LLP, in which Mr. Thornton is a partner, beneficially owns 100,000 shares, which represents less than 1% of the Company’s common stock. Pursuant to an alliance agreement between Watson Wyatt LLP and Watson Wyatt & Company (which has subsequently been amended), if Watson Wyatt LLP held more than 800,000 shares of the Company’s common stock, it had an option to sell to the Company any number of shares that exceeded 600,000. The Company, in turn, had an option to purchase from Watson Wyatt LLP any number of shares of the Company common stock in excess of 800,000 shares if Watson Wyatt LLP held more than 1,000,000 shares of the Company’s common stock.

In August 2001, the board of directors of the Company approved a proposal to amend the alliance agreement with Watson Wyatt LLP to reduce Watson Wyatt LLP’s minimum required holdings of the Company’s common stock to 100,000 shares. The board also authorized the conversion, on or after October 16, 2001, of up to 313,038 of the Company’s class B-2 shares held by Watson Wyatt LLP for distribution by Watson Wyatt LLP to its partners, subject to the prior execution by each partner of a lock-up agreement imposing the same transfer restrictions on such class A shares as are applicable to the Company’s class B-2 shares. In December 2001, the board authorized the conversion of 20,460 of the Company’s class B-2 shares held by Watson Wyatt LLP for distribution by Watson Wyatt LLP to certain retiring associates. Following the conversion of the class B-1 shares pursuant to the Company’s Amended and Restated Certificate of Incorporation and of the class B-2 shares pursuant to the board’s authorization, Watson Wyatt LLP distributed 626,000 shares to its individual partners, of which Watson Wyatt received 62,600 shares representing our 10% ownership interest.

BIOGRAPHICAL INFORMATION FOR OTHER EXECUTIVE OFFICERS OF THE COMPANY

Walter W. Bardenwerper (age 51) has served as Vice President and General Counsel since joining Watson Wyatt in 1987 and has served as Secretary since 1992. Mr. Bardenwerper was a director of Watson Wyatt from 1992 to 1997. He is also President and a director of Professional Consultants Insurance Company. Mr. Bardenwerper was previously an attorney with Cadwalader, Wickersham & Taft and Assistant General Counsel and Secretary of Satellite Business Systems. He has a B.A. in Economics from the University of Virginia and a J.D. from the University of Virginia Law School.

Jorge V. Bou (age 60) has served as Vice President since 1998 and Regional Manager (Latin America) since 1994. Prior to joining Watson Wyatt in 1986, Mr. Bou was a Vice President of Martin E. Segal Company, an actuarial and benefits consulting firm, and was previously with the American International Group, an insurance organization. He has been providing consulting services to various clients in Latin America since 1969. Mr. Bou is an Associate of the Society of Actuaries, a member of the American Academy of Actuaries, and an Enrolled Actuary. He has a B.S. in Mathematics from Georgia State University.

Martin J.K. Brown (age 56) has served as Regional Manager (Canada) since September 2001, and as Vice President since November 2001. In May 2001, Mr. Brown was appointed Acting Regional Manager (Canada). Prior to joining the Toronto office of Watson Wyatt in 1983, he was a partner with the benefits consulting firm of Bates, Thouard, Tierney & Brown, which was acquired by Watson Wyatt in 1983. From August 1989 to April 1991, Mr. Brown was with Sobeco, Inc., where he was a director and Senior Partner. Mr. Brown rejoined Watson Wyatt in 1991, serving as Retirement Practice Director in 1995 and then subsequently became Regional Practice Director for the Canadian Retirement and Group & Health Care practices in 1997. Mr. Brown has an honours degree in Mathematics and Statistics from the University of Leeds, England. He is a Fellow of the Institute of Actuaries (England), a Fellow of the Canadian Institute of Actuaries and an Associate of the Society of Actuaries.

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John V. Caldarella (age 41) has served as Vice President, Director of Growth and Development since March 2000.  He joined Watson Wyatt in 1992 as a consultant.  In 1997, Mr. Caldarella became the Director of Account Management for the East Region.  Prior to that he was a consultant with a national human resource consulting firm, where he was a member of the national retiree welfare valuation committee responsible for developing procedures and tools for conducting firm-wide retiree welfare assignments.  Mr. Caldarella is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries, and an Enrolled Actuary.  He has a B.S. in Insurance and Real Estate from the Pennsylvania State University.

David B. Friend, M.D. (age 46) has served as Vice President and Divisional Manager (U.S. East) since 1997 and served as a director from 1997 to 2001. He was formerly the Practice Director of Watson Wyatt’s Group and Health Care Practice. Prior to joining Watson Wyatt in 1995, Dr. Friend served on the medical staff at Malden Hospital in Malden, Massachusetts. Prior to attending medical school, Dr. Friend was an Executive Vice President with High Voltage Engineering, a specialty industrial manufacturing conglomerate. Dr. Friend is the author of Healthcare.com: Rx for Reform (St. Lucie Press) and also serves on the Advisory Board of the Schneider Institute for Health Policy at Brandeis University and the Board of Directors of the University of Connecticut School of Medicine and John Dempsey Hospital. He has an A.B. in Economics from Brandeis University, an M.D. from the University of Connecticut and an M.B.A. from The Wharton School of the University of Pennsylvania.

Michael J. Hayes (age 48) has served as Vice President and Divisional Manager (U.S. Central) since 2001. He served as managing consultant for the Chicago office from 1999 to 2001. Prior to joining Watson Wyatt in 1999, Mr. Hayes was a practice leader for retirement benefits consulting with PricewaterhouseCoopers in the Midwest and a partner of the human resources consulting firm Hewitt Associates. Mr. Hayes is a Fellow of the Society of Actuaries and an Enrolled Actuary. He holds a B.A. in Mathematics and Economics from Northwestern University and an M.S. in Actuarial Science from the University of Michigan.

Ira T. Kay (age 52) has served as Vice President since 1996. He was appointed Director of the U.S. Compensation Practice in September 2000 and has served as a director of the Company from 1996 to 2000. Prior to assuming his current responsibilities he was North American Practice Director of the Human Capital Group since 1998 and a director from 1996 to 2000. Prior to joining Watson Wyatt in 1993, Mr. Kay was a Managing Director and served on the Partnership Management Committee of The Hay Group, a competing human resources consulting firm, and prior to that, he was a Managing Director in the Human Resources Department of the investment banking firm Kidder Peabody. Mr. Kay is the author of CEO Pay and Stockholder Value (St. Lucie Press) and Value at the Top: Solutions to the Executive Compensation Crisis (Harper Collins). He is a co-author (with Dr. Bruce Pfau) of The Human Capital Edge (McGraw-Hill). Mr. Kay has a B.S. in Industrial and Labor Relations from Cornell University and a Ph.D. in Economics from Wayne State University.

Chuly Lee (age 45) has served as Vice President and Regional Manager (Asia-Pacific) since July, 2002. Ms. Lee joined Watson Wyatt in 1993 and worked in the Hong Kong office, developing new business for Korean and other multinational clients in the region. From 1994 to 1999, she was the Managing Director of Watson Wyatt’s Seoul, South Korea office. From September 1999 until her recent appointment, Ms. Lee worked in Watson Wyatt’s New York office as the Regional Practice Director for the International Practice. Prior to joining Watson Wyatt, Ms. Lee worked in London as a consultant and as a university researcher and lecturer from 1984 to 1992. Ms. Lee holds a doctorate in Psychology from the University of London (Institute of Psychiatry, Post Graduate Medical School).

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Eric P. Lofgren (age 51) has served as Vice President, Global Director–Benefits Group since 1998 and served as a director from 1998 to 2002. Prior to joining Watson Wyatt in 1989, Mr. Lofgren spent seven years with William M. Mercer, a competing human resources consulting firm, and seven years at The Mutual of New York Insurance Company. Mr. Lofgren is a recognized authority in the areas of retirement plan design, the effects of demographics on benefit systems and asset liability management. He is widely credited with developing the Pension Equity Plan (PEP), one of the three primary families of defined benefit pension design. Mr. Lofgren is a Fellow of the Society of Actuaries. He holds a B.A. in Mathematics from New College in Sarasota, Florida, and studied at the Graduate School of Logic at the University of California at Berkeley.

Carl D. Mautz (age 55) has served as Vice President and Chief Financial Officer since February 1999 and previously served as Controller from 1997 to 1999. Prior to joining Watson Wyatt in 1997, Mr. Mautz served as the Controller for Tactical Defense Systems, Loral Corporation, which merged into defense contractor Lockheed Martin Corporation. From 1990 to 1994, Mr. Mautz held operating and corporate finance positions at the computer firm Unisys Corporation and from 1972 to 1984 was a CPA with the accounting firm of KPMG Peat Marwick. Mr. Mautz has a B.S. and an M.A.S. in Accounting from the University of Illinois.

Charles P. Wood, Jr. (age 58) has served as Vice President since 1998, as Regional Manager (U.S.) since 2001, as Divisional Manager (U.S. West) since 1999, and as a director from 1999 to 2002. Mr. Wood joined Watson Wyatt in 1975 and is a specialist in matters relating to benefits consulting. Mr. Wood, a Fellow of the Society of Actuaries and the Casualty Actuarial Society, has a B.S. in Engineering Science and Mathematics from the U.S. Air Force Academy and an S.M. in Applied Mathematics from Harvard University.

COMMON STOCK PURCHASE ARRANGEMENTS

Prior to the Company’s IPO in October 2000, Watson Wyatt & Company had a stock purchase plan to encourage ownership of redeemable common stock by associates. The stock purchase plan was terminated upon completion of the IPO. Under the stock purchase plan, Watson Wyatt & Company regularly sold common stock to associates on or about March 1 of each year. The stock purchase plan permitted associates to borrow up to the full amount of the purchase price of the common stock from Watson Wyatt & Company’s lenders, and Watson Wyatt & Company guaranteed repayment of all such loans. The loans provided for full recourse to the individual borrower and were secured by a pledge of the stock purchased. Officers, directors and executive officers had access to this credit facility on the same basis as other associates.

As of October 4, 2002, 1,964,374 shares of common stock, representing approximately 6.0% of the outstanding shares of common stock, remained pledged to the Company’s lenders to secure loans to stockholders. As of the same date, the aggregate amount of outstanding loans was approximately $2,345,000. This loan program has remained in place to accommodate the amortization of loans in existence at the time of the IPO, but has been amended, and no new loans will be extended.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to John J. Haley, the President and Chief Executive Officer, and the other four most highly compensated executive officers of the Company.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(a)	Cash Bonus ($)	SIBP ($) (b)	Restricted Stock Award(s) ($) (c)	Securities Underlying Options (#)	All Other Compensation ($) (d)
John J. Haley	2002	$680,000	$441,375	$0	$147,125	0	$95,614
President, Chief	2001	666,250	714,000	0	0	15,235	53,055
Executive Officer,	2000	612,500	570,000	725,514	0	0	54,932
Chair of the
Board and Director
Eric P. Lofgren	2002	500,000	313,500	0	104,500	0	33,231
Vice President and	2001	485,000	375,000	0	0	8,000	27,930
Global Director,	2000	430,000	350,000	367,736	0	0	23,107
Benefits Consulting
Group and Director
Charles P. Wood, Jr.	2002	470,000	231,000	0	77,000	0	39,158
Vice President,	2001	430,000	270,000	0	0	7,040	77,989
Regional Manager	2000	390,000	250,000	413,750	0	0	22,969
(U.S.), Divisional
Manager (U.S
West) and Director
David Friend, M.D.	2002	460,000	189,750	0	63,250	0	47,683
Vice President and	2001	455,000	300,000	0	0	7,360	54,016
Divisional Manager	2000	435,000	325,000	239,704	0	0	32,746
(U.S. East)
Kevin L. Meehan	2002	400,000	247,500	0	82,500	0	30,165
Vice President and	2001	388,500	400,000	0	0	6,400	42,030
Director	2000	350,500	318,600	379,243	0	0	21,146

(a)

No associates in salary bands 5 and above in North America received an annual merit increase on October 1, 2001, the Company’s annual salary adjustment date. The variance between salary in fiscal years 2001 and 2002 is due to the salary adjustment date’s impact on the fiscal year calculation.

(b)

In 1996, Watson Wyatt & Company adopted a supplemental bonus plan called the stock incentive bonus plan (SIBP). Following the IPO, the SIBP was terminated and replaced with equity-based incentives more customary to publicly-traded companies.

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(c)

The first deferred stock units under the 2001 Deferred Stock Unit Plan for Selected Employees were granted in September 2002. Generally, 25% of each eligible associate’s fiscal year end bonus will be delivered in the form of deferred stock units. Awards generally will vest over a two-year period at 50% per year. For the first year awards granted in September 2002, 100% of the deferred stock units vested immediately at grant. Dividends will not be paid on the deferred stock units reported in this column.

(d)

“All Other Compensation” consists of the following amounts: (1) Company matching contributions of 50% of the first 6% of total compensation contributed to the Company’s 401(k) plan as a 401(k) salary deferral by the named executive up to the IRS maximum; (2) an additional Company matching contribution to a non-qualified savings plan of 3% of total compensation above the IRS compensation limit of $160,000 for 1999 and 2000, and $170,000 for 2001, if individual 401(k) contributions equal the IRS maximum; and (3) payment for the annual cash out of excess unused paid time off, as amended in 1999 (all associates are subject to the same paid time off limits).

	All Other Compensation Components For Fiscal Year 2002
Name	d(1)	d(2)	d(3)	Total
Haley	$9,750	$46,633	$39,231	$95,614
Lofgren	5,600	27,631	0	33,231
Wood	5,600	20,981	12,577	39,158
Friend	8,874	24,655	14,154	47,683
Meehan	5,600	24,565	0	30,165

Option Grants in Fiscal Year 2002

Under the 2000 Long-Term Incentive Plan, each associate was granted options in October 2000 (at the time of the IPO) to purchase stock valued at 40% of his or her target bonus amount, subject to a minimum grant of 100 options. The Company’s executive officers and directors were granted options at that time using the same formula. These options will expire after seven years, subject to early termination in specified circumstances, and will vest in five equal annual installments over a period of five years. The Company did not grant any options under the Plan to the named executive officers in fiscal year 2002. The Company does not currently intend to issue further stock options under the 2000 Long-Term Incentive Plan.

Aggregated Option Exercises and Fiscal Year 2002 Year-End Option Values

The following table sets forth information concerning the number and value of unexercised options held by the named executive officers at fiscal year 2002 year-end. The value of unexercised in-the-money options held at fiscal year 2002 year-end represents the pre-tax total gain which the option holder would realize if he exercised all of the in-the-money options held at fiscal year 2002 year-end, and is determined by multiplying the number of shares of common stock underlying the options by the difference between $24.22, which was the closing price per share of the Company’s common stock on the New York Stock Exchange on June 28, 2002 (the last trading day of fiscal year 2002), and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option. Two of the named executive officers exercised options during fiscal year 2002 — Dr. Friend exercised 500 options and Mr. Meehan exercised 1,280 options.

15
			Number of Securities Underlying Unexercised Options as of June 30, 2002 (#)		Value of Unexercised In-the-Money Options as of June 30, 2002 ($)
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Haley			3,047	12,188	$35,711	$142,843
Lofgren			1,600	6,400	18,752	75,008
Wood			1,408	5,632	16,502	66,007
Friend	500	$ 3,275	972	5,888	11,392	69,007
Meehan	1,280	13,062	0	5,120	0	60,006

DEFINED BENEFIT PLANS

Pension Plan for U.S. Associates. The following table sets forth the estimated annual benefits payable on a five-year certain and life basis (excluding Social Security) under the Company’s qualified pension plan and non-qualified excess pension plans to a U.S. associate who qualifies for normal retirement in 2002 with the specified average compensation equal to the average of the highest 36 consecutive months of compensation prior to retirement and the specified years of continuous service:

Average Annual Compensation for 36 Consecutive Months with the Highest Average		Annual Benefit Amounts[1] Years of Continuous Service
Preceding Retirement		5	10	15	20	25
$ 150,000		$ 14,961	$ 29,922	$ 44,883	$ 59,844	$ 74,806
250,000	*	25,461	50,922	76,383	101,844	127,306
350,000	*	35,961	71,922	107,883	143,844	179,806
450,000	*	46,461	92,922	139,383	185,844	232,306
550,000	*	56,961	113,922	170,883	227,844	284,806
650,000	*	67,461	134,922	202,383	269,844	337,306
750,000	*	77,961	155,922	233,883	311,844	389,806
850,000	*	88,461	176,922	265,383	353,844	442,306
950,000	*	98,961	197,922	296,883	395,844	494,806
1,050,000	*	109,461	218,922	328,383	437,844	547,306
1,150,000	*	119,961	239,922	359,883	479,844	599,806
1,250,000	*	130,461	260,922	391,383	521,844	652,306

[1]

The annual benefit at normal retirement (age 65) under the qualified plan is equal to 1.7% times the associate’s average compensation for the 36 consecutive months with the highest compensation plus 0.4% times the associate’s average compensation for the 36 consecutive months with the highest compensation that exceeds Social Security Covered Compensation, all times the number of completed years and months of continuous service up to 25 years.

*

As required by Section 415 of the IRC, qualified plan payments may not provide annual benefits exceeding a maximum amount, currently $160,000. For those associates who are covered under the excess plans, amounts above this maximum will be paid under the terms of the excess plans, up to the amounts shown in the table above. Pursuant to Section 401(a)(17) of the IRC, annual compensation in excess of $200,000 cannot be taken into account in determining qualified plan benefits.

16

The years of credited service for the associates named in the cash compensation table as of June 30, 2002 are: Mr. Haley – 25.17 years; Mr. Lofgren – 13.00 years; Mr. Wood – 26.75 years; Dr. Friend – 7.00 years; Mr. Meehan – 19.17 years. Benefits are based solely on the compensation shown in the “Salary,” the “Cash Bonus,” and “Restricted Stock Award(s)” columns of the Summary Compensation Table.

Supplemental Retirement Program for U.S. Associates. This non-qualified program provides additional retirement benefits to eligible associates who retire from active employment with the Company. Prior to January 1, 1997, the qualified pension plan recognized base pay only, with this Supplemental Retirement Program (“SRP”) recognizing total pay. Associates eligible for benefits under this program were those who had total annual average compensation in excess of a minimum compensation level ($129,329 as of June 30, 2001 and indexed in the future) and who had attained age 50 with 10 or more years of service.

Effective January 1, 1997, the qualified pension plan was amended to recognize total pay; therefore, the SRP was phased out over a transition period that extended for five years through December 31, 2001. Associates eligible for transition benefits must meet all of the following criteria: total pay exceeds the minimum compensation level described previously; age 45 or older with 10 years or more of service as of December 31, 1996 and 60 or more “points” as of December 31, 1996 (sum of age and service is 60 or greater).

For purposes of the SRP, annual compensation refers to the total of the compensation amounts shown in the “Salary” and “Bonus” columns of the Summary Compensation Table. Transition benefits will equal the amount of total retirement benefits that would have been paid under the qualified plan and SRP formulas in effect prior to January 1, 1997, less any benefits paid under the qualified plan in effect after that date. Prior to January 1, 1997, the qualified plan provided a benefit equal to 2.5% times the participant’s average salary (base pay only) for the three consecutive years with the highest annual salaries for each completed year and month of continuous service up to 20 years, plus 2% of such compensation for each completed year and month of continuous service over 20 years, up to a maximum of 8-1/3 years, less 30/17% of the participant’s estimated Social Security benefit for each completed year and month of continuous service, up to a maximum of 28-1/3 years. Prior to January 1, 1997, the SRP formula was approximately the same as the qualified plan, except bonus compensation was also recognized. For determining benefits under the prior plans, no pay increases after December 31, 1996 were recognized. The form of benefit under the SRP was a temporary annuity from the retirement date until the eligible associate reached age 65. Any pension effect related to this program has not been considered in the preceding table, which assumes normal retirement (age 65).

Other Pension Plans. The Company also has other pension plans that have been established in various countries for the benefit of eligible associates in those jurisdictions.

General Employment Arrangement

Generally, executive officers are not parties to employment agreements with the Company. Independent directors are paid pursuant to a compensation plan approved by the Board. Executives and other associates in salary bands 4 and higher are required to sign non-competition and confidentiality agreements.

17

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee for fiscal year 2002 were Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough and Gilbert T. Ray (Chair). All are independent directors of the Company. The Compensation Committee members did not participate in decisions regarding their own compensation. No interlocking relationship exists between the Company’s board of directors or our Compensation Committee and any member of any other company’s board of directors or their compensation committee, nor has any interlocking relationship existed in the past.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee was comprised of four independent directors. It oversees executive compensation policies, including the compensation of the chief executive officer (CEO), the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees and the 2000 Long-Term Incentive Plan. The Committee held four meetings during fiscal year 2002.

Compensation Philosophy

The Company compensation philosophy is applied to all associates, including executive officers. The compensation program takes into consideration the Company’s business strategy and market conditions. Specifically, the compensation program has been designed to:

1.	Attract, motivate and retain associates by providing competitive compensation based on individual and Company performance;

2.	Focus management on maximizing stockholder value;

3.	Provide competitive base compensation, supplemented with variable compensation based on individual achievement of annual and long-term results;

4.	Foster an ownership mentality among associates and reward their focus on long-term objectives;

5.	Compensate associates fairly on a global basis, relative to other associates and the market; and

6.	Provide compensation that reflects the Company’s performance, relative to its key competitors.

The Committee commissioned an external survey of peer group senior executive compensation, including CEOs, in fiscal year 2002. Of the companies surveyed, the differences in size, complexity and organizational structure make direct competitor comparisons difficult. In making its determinations, the Committee relied on publicly available information, the above-mentioned survey and its knowledge of the market for key executives. The Committee believes that the level of executive compensation is sufficient to achieve financial objectives in a competitive environment.

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Base and Bonus Compensation

For the fiscal year ending June 30, 2002, the compensation of the Company’s executive officers and all other bonus-eligible associates was comprised primarily of two elements: base salary and fiscal year-end bonus. Such compensation for the company’s executives who report to the CEO was determined by the CEO.

With respect to base compensation, the CEO’s decisions were based on each associate’s experience, competencies, expected level of responsibility in the coming year, and external market value, as well as internal equity.

The CEO’s decisions with respect to bonus compensation were based on the Company’s overall financial performance, business unit financial performance, and individual achievement of other business objectives.

The Company’s compensation program establishes target bonuses for all bonus-eligible associates, based on their band level. Funding for the bonus pool is based on the Company’s fiscal year-end net operating income and may be greater than or less than total target bonuses. Individual bonus awards are at each manager’s discretion and are based on the manager’s assessment of the associate’s achievement of stated goals and support of Company values.

The Committee reviewed and approved the CEO’s recommendations concerning base and bonus compensation for his direct reports.

Stock Programs

The Company’s long-term compensation plans are designed to recognize the individual’s past, present and potential future contributions. The Company believes that stock ownership aligns associate financial interest with those of other stockholders and the Company.

Stock Options

In connection with the IPO in October 2000, the Company implemented the 2000 Long-Term Incentive Plan, under which it may grant stock options. In October 2000, executive officers and other eligible associates were granted options to purchase the Company’s common stock pursuant to this plan, based on a formula related to their target bonus amounts. There were no grants of options under the plan in fiscal year 2002 other than grants made to associates with pending offer letter commitments and/or administrative adjustments to existing grants. The total number of options granted in these categories was approximately 19,000.

Stock Purchase Plan

In January 2002, the Company implemented the 2001 Employee Stock Purchase Plan, which is available to all associates. Currently, 32% of associates participate in this plan.

Deferred Stock Unit Plan

In January 2002, the Company implemented the 2001 Deferred Stock Unit Plan for Selected Employees. Under this Plan, associates of the Company in bands 5 and above are granted deferred stock units in lieu of a portion of their discretionary bonus.

19

Compensation of the Chief Executive Officer

In addition to the specific factors listed below, quantitative and qualitative factors mentioned in the Base and Bonus Compensation section are also taken into consideration in assessing the performance of the CEO.

During fiscal year 2002, Mr. Haley’s base salary was $680,000, unchanged from fiscal year 2001. As part of the implementation of the new compensation philosophy that emphasizes variable pay, no associates in salary bands 5 and above in North America received an annual merit increase on October 1, 2001.

Mr. Haley’s fiscal year 2002 bonus was approved by the board of directors based on the recommendation of the Compensation Committee. The Committee recommended, and the board approved, a bonus equal to 99 percent of Mr. Haley’s target bonus. The following factors were taken into account:

1.	Financial performance of the Company in light of the difficult economic environment and in comparison to its competitors;

2.	Leadership in representing the Company with the investment community;

3.	Successful promotion of continuous quality improvements and effective risk management;

4.	Actions taken to strengthen the Latin America operations of the Company;

5.	Development of succession plans for leadership teams and key client service teams;

6.	Initiation of a diversity program throughout the Company; and

7.	Relativity to the bonus compensation levels of the CEO’s direct reports for fiscal year 2002.

Deductibility of Executive Compensation

In order to maximize the deductibility for federal income tax purposes of compensation paid to executive officers, the Company has a Senior Officers Deferred Compensation Plan that requires deferral of compensation in excess of $1.0 million that would otherwise be payable to the CEO and the four other highest compensated executive officers.

Submitted by the Watson Wyatt & Company Holdings Compensation Committee:

Gilbert T. Ray – Chair
Barbara Hackman Franklin
John J. Gabarro
R. Michael McCullough

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STOCKHOLDER RETURN GRAPH

The graph below depicts total cumulative stockholder return on $100 invested on July 1, 1997 in (1) Watson Wyatt & Company Holdings common stock, (2) an independently-compiled, industry peer group index comprised of the common stock of all publicly-traded companies within the management consulting services standard industrial classification code, and (3) the New York Stock Exchange Broad Market Index. The graph assumes reinvestment of dividends.

An independently-compiled, industry peer group index was utilized because financial information on the Company’s most direct competitors is not publicly available.

	1997	1998	1999	2000	2001	2002
Watson Wyatt & Company
Holdings Common Stock (a)	100.00	114.15	126.04	147.17	882.26	913.96
Peer Group Index (b)	100.00	120.84	84.79	90.70	62.96	53.77
NYSE Broad Market Index	100.00	127.43	144.86	143.84	140.98	122.59

(a) Prior to its initial public offering in fiscal year 2001, the price of Watson Wyatt’s common stock was determined by a formula based on book value.

(b) Companies included in the independently-compiled industry peer group index: ARC Communications, Inc.; Brandpartners Group, Inc.; Comforce Corporation; Corporate Executive Board Company; Diamondcluster International, Inc.; Donini, Inc.; Education Lending Group; Exponent, Inc.; Exult, Inc.; First Consulting Group, Inc.; FTI Consulting, Inc.; Harris Interactive, Inc.; Heidrick & Struggle International; Hewitt Associates, Inc.; I-Trax.com Inc; KPMG Consulting, Inc.; Latinocare Management Corp.; Lehman T H & Co Income;

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Management Network Group, Inc.; New Century Equity Holdings, Corp.; Nextera Enterprises, Inc.; On-Site Sourcing, Inc; Orthodontix, Inc.; PracticeWorks, Inc.; Provant, Inc.; Resources Connection, Inc.; Right Management Consultants, Inc.; SM&A; Stonepath Group, Inc.; Superior Consultant Holdings Corporation; Synergy 2000, Inc.; Thomas Group, Inc.; Ventiv Health, Inc.; and Watson Wyatt & Company Holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 1995, Watson Wyatt & Company transferred its United Kingdom operations to R. Watson & Sons, subsequently renamed Watson Wyatt LLP, and received a beneficial interest and a 10% interest in a defined profit pool of the partnership. Watson Wyatt & Company also transferred its Continental European operations to a newly-formed holding company owned by a subsidiary of Watson Wyatt & Company and Watson Wyatt LLP in exchange for 50.1% of its shares. Effective July 1, 1998, Watson Wyatt & Company sold one-half of its investment in the holding company to Watson Wyatt LLP. Mr. Paul N. Thornton, Senior Partner of Watson Wyatt LLP, is currently a member of the Company’s board of directors. Mr. Haley is a member of the Watson Wyatt LLP Partnership Board. Watson Wyatt LLP and Watson Wyatt & Company provide various services to and on behalf of each other in the ordinary course of business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, among others, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files those reports with the SEC on their behalf.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all of its executive officers and directors filed required reports on a timely basis under Section 16(a). Due to an administrative oversight, one report of a sale of stock for Mr. John Caldarella, a Section 16(a) reporting person, was filed one day late.

MANNER IN WHICH THE PROXIES WILL BE SOLICITED AND VOTED

The cost of soliciting proxies will be borne by the Company. Officers and regular associates of the Company may, but without compensation other than their regular compensation, solicit proxies by additional mailings, personal conversations, telephone, facsimile, or electronically. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the Company’s common stock.

Management knows of no other matter that may come up for action at the annual meeting. However, if any other matter properly comes before the meeting, the proxies named on the enclosed proxy will vote in accordance with their judgment upon such matter. Individual proxies will be counted by ADP Investor Communication Services in an effort to ensure the confidentiality and anonymity of each stockholder’s votes. Whether or not you expect to be present at the meeting, you are urged to vote your proxy, by telephone, internet, or if you have received your proxy materials by mail, to sign, date and promptly mail in your proxy.

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Representatives of PricewaterhouseCoopers LLP are not expected to attend the annual meeting. If a representative of PricewaterhouseCoopers LLP attends the annual meeting, he or she will have an opportunity to make a statement if he or she desires to do so. Also, if such representative chooses to attend the annual meeting, he or she is expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Any stockholder wishing to present a proposal to be included in the proxy statement for the 2003 annual meeting of the Company, currently expected to be held on or about November 18, 2003, may submit such proposal in writing to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006. Such proposals must be received no later than July 21, 2003.

Alternatively, stockholders of record may introduce certain types of proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the board of directors. Under the Company’s Amended and Restated Bylaws, unless the date of the 2003 annual meeting of stockholders is advanced by more than 40 days or delayed by more than 40 days from the anniversary of the 2002 annual meeting, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company no later than the close of business on August 21, 2003. In addition, stockholders wishing to make such proposals or nominations must satisfy other requirements set forth the Company’s Amended and Restated Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

ANNUAL REPORT

A copy of the Annual Report of the Company containing financial statements for the fiscal year ended June 30, 2002 accompanies this proxy statement. A copy of the Company’s Annual Report on Form 10-K is available without charge upon request to the Company. Requests may be made to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006.

By order of the board of directors

Walter W. Bardenwerper
Vice President, General Counsel and Secretary

Washington, D.C.
October 18, 2002

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WATSON WYATT & COMPANY HOLDINGS 1717 H STREET, NW WASHINGTON, D.C. 20006

You can submit your proxy by mail, by telephone or though the Internet.
Please use only one of the three response methods.

1. By mail. Mark, sign and date your proxy card and return it in the enclosed envelope as soon as possible to Watson Wyatt & Company Holdings, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
Or
2. By telephone. Call toll-free 1-800-690-6903 on any touch-tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week. You will be prompted to enter the control number below; then just follow the simple instructions. You may submit your vote in this manner no later than 11:59 p.m. EST on Sunday, November 17, 2002.
Or
3. Through the Internet. Access the website at www.proxyvote.com to authorize the voting of your shares. You may access the site 24 hours a day, 7 days a week. You will be prompted to enter the control number below; then just follow the simple instructions. You may submit your vote in this manner no later than 11:59 p.m. EST on Sunday, November 17, 2002.

If you vote by telephone or by Internet,
please DO NOT mail back the proxy form.

THANK YOU FOR VOTING!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WYATT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WATSON WYATT & COMPANY HOLDINGS

This proxy will be voted as directed. If no direction
is made, it will be voted “FOR” Item 1.

1. Election of Directors CLASS II DIRECTORS (TERM EXPIRES IN 2005): (01) John J. Gabarro (02) John J. Haley (03) Linda D. Rabbitt (04) Gene H. Wickes (05) John C. Wright	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” ITEM 1.

Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Watson Wyatt & Company Holdings
Annual Meeting of Stockholders
Marriott Suites
6711 Democracy Boulevard
Bethesda, Maryland

Monday, November 18, 2002
9:30 a.m. (EST)

   FOLD AND DETACH HERE

WATSON WYATT & COMPANY HOLDINGS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned’s shares of capital stock of Watson Wyatt & Company Holdings at the Annual Meeting of Stockholders of the Company to be held on Monday, November 18, 2002, at the Bethesda Marriott, 9:30 a.m. and at any adjournments thereof, with the same authority as if the undersigned were personally present, as specified on the reverse.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.